Exhibit 3.1

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

EHI AUTO SERVICES LIMITED

(Adopted by Special Resolution on April 14, 2014, effective on April 16, 2014)

1.                                      The name of the Company is eHi Auto Services Limited.

2.                                      The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2013 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The authorized capital of the Company shall be US$500,000, divided into 420,628,011 Common Shares with a par value of US$0.001 per share, 10,427,373 Class A Preferred Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share, 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share and 23,100,000 Series E Preferred Shares with a par value of US$0.001 per share, each with power for the Company insofar as is permitted by applicable law and the Articles of Association, to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2013 Revision) and, subject to

1

the provisions of the Companies Law (2013 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalized terms used herein but not otherwise defined shall have the same meaning as defined in the Eighth Amended and Restated Articles of Association of the Company adopted by a Special Resolution on the even date herewith.

[The remainder of this page has been left intentionally blank]

2

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF

EHI AUTO SERVICES LIMITED

 (Adopted by Special Resolution on April 14 2014, effective on April 16, 2014)

1.                              In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Common Shares” means all Common Shares issued by the Company after December 11, 2013; provided, that the term “Additional Common Shares” does not include the Exempted Shares.

“Additional Series E Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated April 16, 2014, regarding the issuance of the additional Series E Preferred Shares, as the same may be amended.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Amended IRA” means the Third Amended and Restated Investor’s Rights Agreement entered into among the Company, all Shareholders of the Company, and certain other parties thereto, as the same may be amended.

“Articles” or “Articles of Association” means these Articles of Association of the Company as altered from time to time.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands, U.S. or Hong Kong.

“CDH” means CDH Car Rental Service Limited.

“Change of Control Event” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or any other corporate reorganization in which the Members immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which at least a majority of the Company’s voting power is transferred; or (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole) to a third party unaffiliated with any member of the Company Group.

“Class A Preferred Shares” means the Class A redeemable convertible preferred shares, par value of US$0.001 per share, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Closing” has the meaning specified in the Series E Share Purchase Agreement.

“Common Shares” means the common shares of the Company, par value US$0.001 per share.

“Common Share Equivalents” means warrants, Options and rights exercisable for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, the Preferred Shares.

“Company” means eHi Auto Services Limited, an exempted company organized and existing under the laws of the Cayman Islands.

“Company Group” means the Company and the PRC Entities, together with each Subsidiary and each operational branch of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than 50% of the voting power. The particulars of the members of the Company Group as at the date of the Series E Share Purchase Agreement are specified in the Series E Share Purchase Agreement.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person, The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price” has the meaning specified in Article 6A(iii)(4)(d).

“Conversion Share” has the meaning specified in Article 6A(iii)(4)(c).

“Crawford” means The Crawford Group, Inc.

“Crawford Default” means that Crawford is in breach of its non-compete obligations under Section 7.17 of the Series D Share Purchase Agreement and such breach is not cured by Crawford within 90 days of Crawford’s receipt of written notice thereof from the Company.

“Ctrip” means Ctrip Investment Holding Ltd.

“Directors” or “Director” means members or a member of the Board.

“Equity Securities” means any Common Shares or Common Share Equivalents of the Company.

“Exempted Issuances” has the meaning specified in the definition of “New Securities” in the Amended IRA;

“Exempted Shares” means any Shares issued pursuant to an Exempted Issuance.

“Founder” means Mr. Ruiping Zhang, the holder of United States passport number 711188529.

“Founder Directors” or “Founder Director” has the meaning specified in Article 73(a).

“Fully Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Ignition” means Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor Directors” or “Investor Director” has the meaning specified in Article 73(a).

“JAFCO” means JAFCO Asia Technology Fund IV.

“Junior Securities” has the meaning specified in Article 6A(ii).

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning specified in Article 6A(iii)(2)(b).

“Material Adverse Effect” has the meaning set forth in the Series E Share Purchase Agreement.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the memorandum of association of the Company adopted by the Members of the Company pursuant to the Statute.

“month” means calendar month.

“Observer” has the meaning specified in Article 73(e).

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire the Common Shares or Common Share Equivalents.

“Ordinary Resolution” means a resolution passed at a general meeting of the Company by a simple majority of the votes cast.

“Original Class A Preferred Issue Price” means US$3.89.

“Original Issue Date” means the date, as the case may be, on which the first Class A Preferred Share, the first Series A Preferred Share, the first Series B Preferred Share,

the first Series C Preferred Share, the first Series D Preferred Share or the first Series E Preferred Share was issued.

“Original Preferred Issue Price” means the Original Class A Preferred Issue Price, the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price, the Original Series D Preferred Issue Price or the Original Series E Preferred Issue Price, as the case may be.

“Original Series A Preferred Issue Price” means US$1.00.

“Original Series B Preferred Issue Price” means US$2.00 for Series B Preferred Shares issued on the Original Issue Date for Series B Preferred Shares, and otherwise means US$2.20.

“Original Series C Preferred Issue Price” means US$3.11.

“Original Series D Preferred Issue Price” means US$4.75.

“Original Series E Preferred Issue Price” means US$5.50.

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” has the meaning as set forth in the Additional Series E Share Purchase Agreement.

“PRC Entities” means the WFOEs together with the PRC Companies.

“Preferred Shareholder” means any holder of the Preferred Shares.

“Preferred Shares” means collectively, the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, and each a “Preferred Share”.

“Qiming” means Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of a majority of Investor Directors) by any other member of the Company Group of such member’s shares pursuant to a registration statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by Ctrip, GS, Crawford (so long as no Crawford Default has occurred), in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$600,000,000, which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares outstanding immediately after such public offering on a Fully Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted downwards by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Redemption Amount” has the meaning specified in Article 6A(iii)(4)(c)(i).

“Redemption Date” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Notice” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Price” has the meaning specified in Article 8(iii)(1)(d).

“Registered Office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 27.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Directors” or “Series A Director” has the meaning specified in Article 73(a).

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated as of May 23, 2008 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series B Director” has the meaning specified in Article 73(a).

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of July 8, 2009 by and among the Company, the Founder, the PRC Entities and the Series B Investors thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series C Director” has the meaning specified in Article 73(a).

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series C Share Purchase Agreement, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series C Redemption Event” has the meaning specified in Article 8(iii)(1)(i).

“Series C Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated August 26, 2010, regarding the issuance of the Series C Preferred Share, as amended.

“Series D Directors” or “Series D Director” has the meaning set forth in Article 73(a).

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series D Share Purchase Agreement.

“Series D Redemption Event” has the meaning specified in Article 8(iii)(1)(j).

“Series D Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated March 26, 2012, regarding the issuance of the Series D Preferred Shares, as the same may be amended.

“Series E Director” has the meaning set forth in Article 73(a).

“Series E Preferred Shares” means the Series E redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series E Share Purchase Agreement.

“Series E Redemption Event” has the meaning specified in Article 8(iii)(1)(k).

“Series E Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated December 11, 2013, regarding the issuance of the Series E Preferred Shares, as the same may be amended.

“Shares” means Common Shares and Preferred Shares, and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution” has the same meaning as set forth in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law (2013 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Entities and any other Subsidiary to be established by any of them from time to time.

“WFOEs” means Shuzhi Information Technology (Shanghai) Co., Ltd. and eHi Auto Services (Jiangsu) Co., Ltd.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                              The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                              The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                              The Company shall maintain a register of its Members.  A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under the Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                              Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                              Subject to Section 4 of the Amended IRA, as amended from time to time, and the provisions in these Articles (including but not limited to Article 6A) and to any resolution of the Members to the contrary, and without prejudice to any special rights of the Preferred Shares, the Board shall have the power to issue any unissued shares of the Company and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as it may determine.  The Company shall not issue shares in bearer form.

6A                        (i)                                             CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles, the authorized capital of the Company shall be US$500,000 divided into 420,628,011 Common Shares with a par value of US$0.001 per share, 10,427,373 Class A Preferred Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share, 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share, and 23,100,000 Series E Preferred Shares with a par value of US$0.001 per share.

(ii)                                          RANKING

In accordance with Article 6A(iii)(2), the Series E Preferred Shares shall rank, upon liquidation, senior and prior to the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series E Preferred Shares, the Series D Preferred Shares shall rank, upon liquidation, senior and prior to the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series D Preferred Shares, the Series C Preferred Shares shall rank, upon liquidation, senior and prior to the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series C Preferred Shares, the Series B Preferred Shares shall rank, upon liquidation, senior and prior to the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company.  In accordance with Article 6A(iii)(2), secondary to the Series B Preferred Shares, the Series A Preferred Shares shall rank, upon liquidation, senior and prior to the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company.  In accordance with Article 6A(iii)(2), secondary to the Series A Preferred Shares, the Class A Preferred Shares shall rank, upon liquidation, senior and prior to the Common Shares and all other classes or series of shares issued by the Company.  All securities of the Company to which the Preferred Shares rank prior, with respect to dividends and upon liquidation, including, without limitation, the Common Shares, are collectively referred to herein as “Junior Securities”.

(iii)                                       DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

(1)      Dividends.

(a)  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), the Board may from time to time declare dividends and other distributions on the outstanding shares of the Company and authorize payment of the same out of the funds of the Company legally available therefor. The Preferred Shares shall, with respect to any dividend and other distributions on shares of the Company, rank senior to the Junior Securities. Unless and until any dividends or other distributions in like amount have been paid in full on the Preferred Shares (on an as-converted basis), the Company shall not declare, pay or set apart for payment, any dividend on any Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property.

(b)  If the Company has declared or accrued but unpaid dividends with respect to any Preferred Share upon the conversion of such share as provided in Article 6A(iii)(4), then all such declared or accrued but unpaid dividends on such Preferred Share to be converted shall be converted into the Common Shares pursuant to Article 6A(iii)(4) at the then- effective applicable Conversion Price on the same basis as such Preferred Share to be converted.

(2)                 Liquidation.

(a)  Liquidation Preferences. Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, the assets of the Company legally available for distribution to the Shareholders shall be distributed in the following order:

(i)                     Before any distribution or payment shall be made to the holders of any Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities, each holder of the Series E Preferred Shares shall be entitled to receive, with respect to the Series E Preferred Shares then held by such holder, an amount equal to the sum of:

(x)                    100% of the aggregate price paid to the Company for the issuance of such Series E Preferred Shares;

(y)                    an amount thereon equal to a (i) 15% per annum rate of return, compounded annually, from the date of issuance of such Series E Preferred Shares if such Liquidation Event has been initiated pursuant to a demand made by a holder of Series E Preferred Shares under Article 8(iii)(6), and (ii) otherwise, 6% per annum rate of return, compounded annually, from the date of issuance of such Series E Preferred Shares; and

(z)                     all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series E Preferred Shares, then such assets shall be distributed among the holders of the Series E Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)                  After setting aside or paying in full the amounts due to the holders of the holders of the Series E Preferred Shares under Article 6A(iii)(2)(a)(i), before any distribution or payment shall be made to the holders of any Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities,

each holder of the Series D Preferred Shares shall be entitled to receive, with respect to the Series D Preferred Shares then held by such holder, an amount equal to the sum of:

(A)                   (x)  100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares;

(y)  an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z)  all dividends declared and unpaid with respect to such shares, or

(B)                   if such Liquidation Event has been initiated by a demand made by a holder of Series D Preferred Shares pursuant to Article 8(iii)(6),

(x)  100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares;

(y)  an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z)  all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(i) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series D Preferred Shares, then such assets shall be distributed among the holders of the Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii)              After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares and the Series D Preferred Shares under Article 6A(iii)(2)(a)(i) and Article 6A(iii)(2)(a)(ii), before any distribution or payment shall be made to the holders of any Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities, each holder of the Series C Preferred Shares shall be entitled to receive, with respect to the Series C Preferred Shares then held by such holder, an amount equal to the sum of:

(A)                   (x)  100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares;

(y)  an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z)  all dividends declared and unpaid with respect to such shares, or

(B)                   if such Liquidation Event has been initiated by a demand made by a holder of Series C Preferred Shares pursuant to Article 8(iii)(6),

(x)  100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares;

(y)  an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z)  all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series C Preferred Shares, then such assets shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iv)              After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii), before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Class A Preferred Shares or any Junior Securities, each holder of the Series B Preferred Shares shall be entitled to receive, with respect to the Series B Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series B Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series B Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series B Preferred Shares, then such assets shall be distributed among the holders of the Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(v)                 After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv), before any distribution or payment shall be made to the holders of any Class A Preferred Shares or Junior Securities, each holder of the Series A Preferred Shares shall be entitled to receive, with respect to the Series A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series A Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares, then such assets shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(vi)              After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv) and Article 6A(iii)(2)(a)(v), before any distribution or payment shall be made to the holders of any Junior Securities, each holder of the Class A Preferred Shares shall be entitled to receive, with respect to the Class A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Class A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Class A Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv) and Article 6A(iii)(2)(a)(v) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Class A Preferred Shares, then such assets shall be distributed among the holders of the Class A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(vii)           After distribution or payment in full of the amounts distributable or payable pursuant to Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv), Article 6A(iii)(2)(a)(v) and Article 6A(iii)(2)(a)(vi), the remaining assets of the Company legally available for distribution shall be distributed ratably among the holders of the outstanding Shares on an as-converted to Common Shares basis.

(b)  Liquidation on Sale or Merger.  The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Article 6A(iii)(2) unless waived in writing by Ctrip (so long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), Crawford (provided that Crawford’s waiver shall not be required if a Crawford Default has occurred, or if then Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), GS (so long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), CDH (so long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis) and Qiming (so long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis): (i) any liquidation, winding-up, or dissolution of any member of the Company Group, (ii) any merger, amalgamation or consolidation of any member of the Company Group with or into any Person, or any other corporate reorganization, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the Equity Securities or voting power of the surviving entity immediately following the consummation of such transaction or series of transactions, (iii) any sale of all or substantially all of the assets of any member of the Company Group to a third party unaffiliated with any member of the Company Group, including for the purposes of this clause (iii), the equity securities and/or contractual arrangements by which any member of the Company Group owns and/or Controls any other Company Group member and the licenses and permits necessary to conduct the business of the Company Group in the PRC, (iv) the exclusive licensing of all or substantially all of the Intellectual Property of any member of the Company Group to a third party unaffiliated with any member of the Company Group, or (v) the transfer (whether by merger, reorganization or other transaction) in which a majority of the outstanding voting power of the Company is transferred (excluding any sale of Shares by the Company for capital raising purposes).

(3)                 Voting Rights.

Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), at all general meetings of the Company: (i) the holder of Common Shares issued and outstanding shall have one (1) vote in respect of each Common Share held by such holder, and (ii) each Preferred Shareholder shall be entitled to such number of votes with respect to all the Preferred Shares held by such Preferred Shareholder as equals the whole number of Common Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the Preferred Shareholders shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.

(4)                 Conversion of Preferred Shares.

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Common Shares.  The number of Common Shares to which a Preferred Shareholder shall be entitled upon conversion of one (1) Preferred Share in accordance with Article 6A(iii)(4)(a) and Article 6A(iii)(4)(b) shall be the quotient of the applicable Original Preferred Issue Price divided by the then-effective applicable Conversion Price.  Any Common Shares issued upon the conversion of any Series E Preferred Shares, any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares or any Class A Preferred Shares shall rank pari passu in all respects with the then existing Common Shares.

(a)                  Optional Conversion.

(i)                    Subject to and in compliance with the provisions of this Article 6A(iii)(4)(a) and subject to complying with the requirements of the Statute, each Preferred Share may, at the sole option of the holder thereof, be converted at any time and from time to time after the relevant Original Issue Date into fully paid and nonassessable Common Shares based on the then-effective applicable Conversion Price in accordance with this Article 6A(iii)(4).

(ii)                Any Preferred Shareholder who desires to convert its Preferred Shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such Preferred Shareholder has elected to convert such Preferred Shares.  Such notice shall state the number of Preferred Shares being converted (whether all or some only).  Thereupon, the Company shall promptly record such conversion in its register of Members and issue and deliver to such Preferred Shareholder at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which such Preferred Shareholder is entitled and, if the conversion is of part only of a holding, a new certificate for the balance of Preferred Shares retained by such Preferred Shareholder.  No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder upon the conversion of the Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the Person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

(b)                  Automatic Conversion.

(i)                     Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, all of the Preferred Shares shall automatically be converted into Common Shares based on the then-effective applicable Conversion Price immediately prior to the closing of a Qualified IPO in accordance with this Article 6A(iii)(4).  Without limiting the application of the foregoing, all Series E Preferred Shares or Series D Preferred Shares or Series C Preferred Shares or Series B Preferred Shares or Series A Preferred Shares shall also automatically be converted into Common Shares based on the then-effective applicable Conversion Price on the date specified by a written consent signed by the holders representing a majority of the then outstanding Series E Preferred Shares or Series D Preferred Shares or Series C Preferred Shares or Series B Preferred Shares or Series A Preferred Shares.

(ii)                  The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder of such Preferred Shares notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly record such conversion in its register of Members and issue and deliver to the Preferred Shareholder thereof at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which the Preferred Shareholder is entitled.  No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder of converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Any Person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

(c)                  Mechanics of Conversion.  The conversion hereunder of each Preferred Share (each, a “Conversion Share”, and collectively, the “Conversion Shares”) shall be effected in the following manner:

(i)                     The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (i) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (ii) the aggregate value, as determined by the Board (including the affirmative vote of a majority of Investor Directors ), of any other assets which are to be distributed upon such conversion.

(ii)                 Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any Common Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(iii)              Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all Common Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

(d)                 Initial Conversion Price.  The “Conversion Price” shall mean the applicable conversion price for the respective Preferred Share to convert into Common Share(s) at the option of the holder thereof or automatically pursuant to Article 6A(iii)(4)(a) or Article 6A(iii)(4)(b), as the case may be.  The Conversion Price for the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares shall initially be the Original Class A Issue Price, the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price, the Original Series D Preferred Issue Price and the Original Series E Preferred Issue Price, respectively, and each shall be adjusted from time to time as provided below in Article 6A(iii)(4)(e). For the avoidance of doubt, the initial conversion ratio for each Preferred Share to Common Share(s) shall be 1:1, subject to adjustment from time to time of the Conversion Price as provided below in Article 6A(iii)(4)(e).

(e)                  Adjustments to Conversion Price.

(i)                     Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                  Adjustment for Common Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution solely to the holders of Common Shares payable in additional Common Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii)               Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                 Sale of Shares below the Conversion Price.

(A)                               Adjustment of Conversion Price for Preferred Shares Upon Issuance of Additional Common Shares.   In the event the Company shall at any time or from time to time after the Original Issue Date of the Series E Preferred Shares, issue or sell any Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Article 6A(iii)(4)(e)(vi)), without consideration or for a consideration per share less than the applicable Conversion Price for Preferred Shares in effect immediately prior to such issue, then as of the opening of business on the date of such issue or sale, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (As Adjusted):

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

i)  “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Common Shares;

ii)  “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Common Shares;

iii)  “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) immediately prior to such issue);

iv)  “B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

v)  “C” shall mean the number of such Additional Common Shares issued in such transaction.

(B)                               Determination of Consideration.  For the purpose of making any adjustment to the Conversion Price or the number of Common Shares issuable upon conversion of the Preferred Shares, as provided above:

i)                               To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

ii)                            To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the affirmative vote of a majority of Investor Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

iii)                         If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or such Common Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the affirmative vote of a majority of Investor Directors) to be allocable to such Additional Common Shares or Common Share Equivalents.

(C)                               No Exercise.                            If all of the rights to exercise, convert or exchange any Common Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Common Share Equivalents, shall be readjusted to the Conversion Price which would have been in effect had such adjustment not been made.

(vi)              Deemed Issue of Additional Common Shares

(A)                       In the event the Company shall at any time or from time to time after the Original Issue Date of the Series E Preferred Shares, issue any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series E Share Purchase Agreement or the Additional Series E Share Purchase Agreement) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Common Share Equivalents, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Common Share Equivalents shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Common Share Equivalents plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(B)                       If the terms of any Common Share Equivalents, the issuance of which resulted in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for Preferred Shares computed upon the original issue of such Common Share Equivalents (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price for Preferred Shares as would have been obtained had such revised terms been in effect upon the original date of issuance of such Common Share Equivalents.  Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price for Preferred Shares to an amount which exceeds the lower of (i) the applicable Conversion Price for Preferred Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Common Share Equivalents, or (ii) the applicable Conversion Price for Preferred Shares that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Common Share Equivalents) between the original adjustment date and such readjustment date.

(C)                       If the terms of any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series E Share Purchase Agreement or the Additional Series E Share Purchase Agreement), the issuance of which did not result in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v) (either because the consideration per share (determined pursuant to Article 6A(iii)(4)(e)(v)(B)) of the Additional Common Shares subject thereto was equal to or greater than the applicable Conversion Price for Preferred Shares then in effect, or because such Common Share Equivalent was issued before the Original Issue Date for the Series E Preferred Shares), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Common Share Equivalents, as so amended or adjusted, and the Additional Common Shares subject thereto (determined in the manner provided in Article 6A(iii)(4)(e)(vi)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                       Upon the expiration or termination of any unexercised, unconverted or unexchanged Common Share Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), the applicable Conversion Price for Preferred Shares shall be readjusted to such Conversion Price for such Preferred Shares as would have been obtained had such Common Share Equivalents (or portion thereof) never been issued.

(E)                        If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalents, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Common Share Equivalents is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for Preferred Shares provided for in this Article 6A(iii)(4)(e)(vi) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Article 6A(iii)(4)(e)(vi)).  If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalent, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Common Share Equivalent is issued or amended, any adjustment to the applicable Conversion Price for Preferred Shares that would result under the terms of this Article 6A(iii)(4)(e)(vi) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price for Preferred Shares that such issuance or amendment took place at the time such calculation can first be made.

(vii)   Other Dilutive Events.  In case any event shall occur at any time or from time to time after the Original Issue Date of the Series E Preferred Shares as to which the other provisions of this Article 6A(iii)(4) are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price for the Preferred Shares would not fairly protect the conversion rights of such Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6A(iii)(4), necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If any holder of the then outstanding Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

(viii)  Certificate of Adjustment.  In the case of any adjustment or readjustment of the applicable Conversion Price for any series of the Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(ix)              Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price for any series of the Preferred Shares or the number or character of any series of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)                 Reservation of Shares Issuable Upon Conversion.  The Company shall not issue any Common Shares from its authorized but unissued Common Shares if, following such issuance, the number of its authorized but unissued Common Shares would be insufficient to effect the conversion of all then outstanding Preferred Shares.  If at any time the number of authorized but unissued Common Shares of the Company shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(xi)              Notices.  Any notice required or permitted pursuant to this Article 6A(iii)(4) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xii)           Payment of Taxes.  The Company will pay all taxes, if any, (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Common Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Common Shares in a name other than that in which the Preferred Shares so converted were registered.

(5)                 [Intentionally omitted]

(6)                 Protective Provisions.

(a)                 Matters Requiring Special Consent from Preferred Shareholders.  Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not take any of the following actions (except for those taken to consummate the Qualified IPO) without the prior written consent of holders of (i) 51% of the then outstanding Series A Preferred Shares (voting separately on an as converted basis), (ii) 45% of the then outstanding Series B Preferred Shares (including affirmative consent by CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) (voting separately on an as converted basis), (iii) 50% of the then outstanding Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) (voting separately on an as converted basis), (iv) 50% of the then outstanding Series D Preferred Shares (voting separately on an as converted basis) (including Crawford as long as it holds more than one-third of the then outstanding Series D Preferred Shares but provided that Crawford’s prior written consent shall be deemed to have been given, and Crawford shall not have the power to block any actions, if a Crawford Default has occurred, or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), and (v) 51% of the then outstanding Series E Preferred Shares (voting separately on an as converted basis) (including Ctrip as long as it holds no less than 4.5% of the Company’s then total outstanding share capital on a Fully Diluted Basis); provided, that where any such action requires the special resolutions of the Members in accordance with the Statute, and the said prior written consent has not been obtained, the holders of the then outstanding Preferred Shares voting against the resolution shall have the same number of votes as those who vote in favour of such resolution plus one (for the purpose of this Article 6A(iii)(6), the term “Company” below shall also include each other member of the Company Group from time to time where applicable):

(i)                             Substantially cease to conduct or carry on the business of any member of the Company Group as now conducted or materially change its business activities;

(ii)                          Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any member of the Company Group;

(iii)                      Except for the Exempted Issuances, increase, reduce or cancel the authorized or issued share capital of any member of the Company Group or issue, allot, purchase or redeem any shares or securities convertible into or exchangeable for or otherwise carrying a right of subscription in respect of the Shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of Shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company or adversely affecting their rights in respect of any outstanding bonds, warrants or options;

(iv)                      Make any distribution of profits amongst the shareholders by way of dividend (interim and final), capitalization of reserves or otherwise;

(v)                         Amend the accounting policies previously adopted or change the fiscal year of any member of the Company Group;

(vi)                      Appoint or change the auditors of any member of the Company Group;

(vii)                   Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other Intellectual Property owned by any member of the Company Group;

(viii)               Pass any resolution for the winding up of any member of the Company Group or undertake any merger or restructuring (including but not limited to Change of Control Events) or Liquidation Event concerning any member of the Company Group or apply for the appointment of a receiver, manager or judicial manager or like officer;

(ix)                      Make any alteration or amendment to the memorandum and articles of association or any other charter documents of any member of the Company Group;

(x)                         Dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries, including the PRC Entities;

(xi)                      Approve any transfer of shares in any member of the Company Group;

(xii)                   Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares;

(xiii)               Take any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on parity with the Preferred Shares;

(xiv)               Take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Shares;

(xv)                  Amend the Company’s Memorandum and Articles;

(xvi)               Amend any existing warrant to purchase Shares in the Company;

(xvii)            Enter into or amend any agreement subject to Section 8.15 of the Amended IRA; and

(xviii)         Enter into any agreement or undertaking to do any of the foregoing.

(b)                 Matters Requiring Special Consent from Investor Directors. Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Series E Director, at least one of the Series D Directors, the Series C Director, the Series B Director and at least one of the Series A Directors, take any of following action (except for those taken to consummate the Qualified IPO):

(i)                             Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer or equivalent officers of any member of the Company Group;

(ii)                          Settle or alter the terms of employment contract or salaries or bonuses or other incentives of the top six most highly paid employees of the Company Group or the terms of any non-compete covenants by any Key Employees as defined in the Additional Series E Share Purchase Agreement;

(iii)                      Change the size or composition of the board of directors of any member of the Company Group;

(iv)                      Approve any annual and quarterly budget including any capital expenditure plan of any member of the Company Group;

(v)                         Make any equity investment in any corporate bodies or joint venture other than establishing wholly owned subsidiaries;

(vi)                      Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding an aggregate principal amount of RMB100,000,000 per annum;

(vii)                  Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) (other than liens incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time) on all or any of the undertaking, assets or rights of any member of the Company Group;

(viii)               Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officer of any member of the Company Group, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder or officer of any member of the Company Group and any other related party transactions set out in Section 22 of Schedule D to the Additional Series E Share Purchase Agreement;

(ix)                      Sign any property leases with annual rental commitment in excess of US$300,000;

(x)                         Make capital expenditures of any item in excess of US$500,000 or in aggregate exceeding 25% of the approved annual budget, other than capital expenditure for purchasing operating vehicles in the ordinary course of business;

(xi)                      Make capital expenditures or disposals not within the approved annual budget;

(xii)                   Adopt or amend any employee stock option program or any other equity-based compensation plan or any bonus or incentive plan of any member of the Company Group (including but not limited to any amendment of the ESOP);

(xiii)               Enter into any related party transaction set out in Section 22 of Schedule D to the Additional Series E Share Purchase Agreement (whether as a single transaction or a series of related or unrelated transactions) in excess of US$100,000; and

(xiv)               Enter into any agreement or undertaking to do any of the foregoing.

TRANSFER OF SHARES

7.                                      Subject to Section 3 of the Amended IRA, as amended from time to time, and the provisions of these Articles (including but not limited to Article 6A), shares are transferable, and the Company will only register transfers of shares that are made in accordance with the Amended IRA and will not register transfers of shares that are not made in accordance with the Amended IRA. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of Members in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.                                      (i)                     Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), shares may be issued on the terms that they are, or at the option of the Company or the holders are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided, that the manner of purchase has first been authorized by the Company in the general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

(iii)               Notwithstanding any provisions to the contrary in this Article 8, the Preferred Shares shall not be redeemable at the option of holders of such Preferred Shares, except pursuant to this Article 8(iii):

(1)                 Optional Redemption.

(a)                 At any time and from time to time on or after June 30, 2016, holder(s) of at least 51% of the Class A Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Class A Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(a) shall deliver a written notice (the “Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice (the “Redemption Date”). Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a), the Company shall forward a copy of such Redemption Notice to each holder of the Series A Preferred Shares, Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 45% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Class A Preferred Shares, by written notice to the Company within 15 days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a). For the avoidance of doubt, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares then outstanding and holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Class A Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(a).  No redemption shall be effected under this Article 8(iii)(1)(a) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(b)                 At any time and from time to time on or after June 30, 2016, holder(s) of at least 51% of the Series A Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series A Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(b) shall deliver a Redemption Notice to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the Redemption Date. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the Class A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred

Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 45% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Class A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Series A Preferred Shares, by written notice to the Company within 15 days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b). For the avoidance of doubt, holder(s) of at least 45% of the Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares then outstanding and holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Series A Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(b).  No redemption shall be effected under this Article 8(iii)(1)(b) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(c)                  At any time and from time to time on or after June 30, 2016, holder(s) of at least 45% of the Series B Preferred Shares then outstanding (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) may require the Company to redeem all of the then outstanding Series B Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(c) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(c), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 50% of the Series C Preferred Shares, holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 50% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Series B Preferred Shares, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(c). For the avoidance of doubt, holder(s) of at least 50% of the Series C Preferred Shares then outstanding, holder(s) of at least 50% of the Series D Preferred Shares then outstanding or holder(s) of at least 50% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Series B Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(c).  No redemption shall be effected under this Article 8(iii)(1)(c) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(d)                 At any time upon and following the occurrence of a Series C Redemption Event (as defined in (i) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS for so long as it holds at least one-third of the then-outstanding Series C Preferred Shares) may require the Company to redeem all of the then outstanding Series C Preferred Shares subject to and in accordance with this Article 8(iii).  The holder(s) electing redemption pursuant to this Article 8(iii)(1)(d) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice.  Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.  Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series D Preferred Shares or holder(s) of at least 45% of the then outstanding Series E Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares or Series D Preferred Shares or Series E Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d). For the avoidance of doubt, holder(s) of at least 50% of the Series D Preferred Shares then outstanding or holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares or Series E Preferred Shares at any time and from time to time on or after June 30, 2016, if holder(s) of the Series C Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(d).  No redemption shall be effected under this Article 8(iii)(1)(d) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(e)                  At any time upon and following the occurrence of a Series D Redemption Event (as defined in (j) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares subject to and in accordance with this Article 8(iii), provided that Crawford’s Series D Preferred Shares shall not be counted in favor of such demand for redemption if a Crawford Default has occurred.  The holder(s) electing redemption pursuant to this Article 8(iii)(1)(e) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice.  Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(e), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series

E Preferred Shares.  Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, or at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series C Preferred Shares or holder(s) of at least 45% of the then outstanding Series E Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series E Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(e).

(f)                   At any time upon and following the occurrence of a Series E Redemption Event (as defined in (k) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series E Preferred Shares subject to and in accordance with this Article 8(iii).  The holder(s) electing redemption pursuant to this Article 8(iii)(1)(f) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice.  Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(f), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares.  Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, or at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series C Preferred Shares or holder(s) of at least 50% of the then outstanding Series D Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(f).

(g)                  In the event of any redemption pursuant to this Article 8(iii), the redemption price per Series A Preferred Share shall equal 200% of the Original Series A Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series A Preferred Share through the date of redemption thereof, the redemption price per Series B Preferred Share shall equal 200% of the Original Series B Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series B Preferred Share, and the redemption price per Class A Preferred Share, Series C Preferred Share, Series D Preferred Share or Series E Preferred Share shall equal the sum of:

(x)                 100% of the aggregate price paid to the Company for the issuance of such Class A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares (as the case may be); and

(y)                 an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Class A Preferred Shares, Series C Preferred Share, Series D Preferred Shares or Series E Preferred Shares (as the case may be); and

(z)                  all dividends declared and unpaid with respect to such shares

(each the “Redemption Price”, as the case may be).

The assets and funds of the Company legally available to redeem the Preferred Shares pursuant to this Article 8(iii) shall be allocated in the following order: first, to the redemption of the Series E Preferred Shares, second, to the redemption of the Series D Preferred Shares, and third, to the redemption of the Series C Preferred Shares, fourth, to the redemption of the Series B Preferred Shares, and fifth, to the redemption of the Series A Preferred Shares, and sixth, to the redemption of the Class A Preferred Shares. Subject to the allocation order in the foregoing sentence, if the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price under this Article 8(iii) is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such date, (i) such assets and funds which are legally available shall be used to the extent permitted by applicable Law to pay all amount of aggregate Redemption Price due on such date (x) in accordance with the order described in the immediately preceding sentence and (y) with respect to each series of Preferred Shares, ratably in proportion to the full amounts to which the holders of Preferred Shares of such series would otherwise be respectively entitled thereon, and (ii) the remaining Preferred Shares to be redeemed but with respect to which the Redemption Price due and payable has not been paid in full shall be carried forward and redeemed as soon as the Company has legally available funds or assets to redeem the remaining Preferred Shares, subject to the allocation order pursuant to this Article 8(iii)(1)(f). The full amount of the aggregate Redemption Price due but not paid to the holders of Preferred Shares shall accrue interest daily (on the basis of a 365-day year) at a rate of 20% per annum in relation to the Preferred Shares, in each case from the applicable Redemption Date (as defined above) to the date on which such aggregate Redemption Price and all accrued interest thereon has been paid in full. If the Company fails (for any reason other than the failure of any Preferred Shareholder to take any action or do anything required by such Preferred Shareholder in connection with the redemption of such Preferred Shareholder’s shares) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(h)                 Subject to the provisions of Article 8(iii)(1), immediately following receipt of the request of any Preferred Shareholder for redemption of Preferred Shares in accordance with this Article 8(iii), the Company shall deposit an amount equal to the aggregate Redemption Price with a bank or trust corporation reasonably acceptable to the Board (including the consent of a majority of Investor Directors) as a trust fund for the benefit of the relevant Preferred Shareholders, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable amount of the aggregate Redemption Price for such shares to such Preferred Shareholders on or after the Redemption Date upon receipt of instruments of transfer and the certificate or certificates representing the shares of Preferred Shares to be redeemed.

(i)                     For the purpose of Article 8(iii)(1)(d), “Series C Redemption Event” means (i) the Company failing to complete a Qualified IPO by June 30, 2016, or (ii) the occurrence of any of the following:

(A) the certificate given pursuant to Section 5(5) of the Series C Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series C Redemption MAE (as defined below);

(B) there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series C Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series C Redemption MAE;

(C) any failure of an Indemnifying Party (as defined in the Series C Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series C Share Purchase Agreement within thirty (30) days of its becoming due;

(D) any non-compliance by the Founder or any Key Employee (as defined in the Series C Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E) any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F) any breach of Section 7 of the Amended IRA which results in a Series C Redemption MAE;

(G) a failure by the Company to forward to the holders of the Series C Preferred Shares, as required by Article 8(iii)(1)(a), (b), (c), (e) or (f), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares or Series E Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(d) above,

(x) where the Series C Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series C Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y) “Series C Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series C Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series C Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(j)                    For the purpose of Article 8(iii)(1)(e), “Series D Redemption Event” means (i) the Company failing to complete a Qualified IPO by June 30, 2016, or (ii) the occurrence of any of the following:

(A) the certificate given pursuant to Section 5(5) of the Series D Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series D Redemption MAE (as defined below);

(B) there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series D Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series D Redemption MAE;

(C) any failure of an Indemnifying Party (as defined in the Series D Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series D Share Purchase Agreement within thirty (30) days of its becoming due;

(D) any non-compliance by the Founder or any Key Employee (as defined in the Series D Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E) any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F) any breach of Section 7 of the Amended IRA which results in a Series D Redemption MAE;

(G) a failure by the Company to forward to the holders of the Series D Preferred Shares, as required by Article 8(iii)(1)(a), (b) (c) or (d), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series E Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(e) above,

(x) where the Series D Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series D Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y) “Series D Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series D Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series D Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(k)                 For the purpose of Article 8(iii)(1)(f), “Series E Redemption Event” means the occurrence of any of the following:

(A) the certificate given by the Warrantors (as defined in the Additional Series E Share Purchase Agreement) pursuant to Section 5(e) of the Additional Series E Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series E Redemption MAE (as defined below);

(B) there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Additional Series E Share Purchase Agreement) on the part of any member of the Company Group which results in a Series E Redemption MAE;

(C) any failure of an Indemnifying Party (as defined in the Additional Series E Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 of the Additional Series E Share Purchase Agreement within thirty (30) days of its becoming due;

(D) any non-compliance by the Founder or any Key Employee (as defined in the Additional Series E Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E) any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F) any breach of Section 7 of the Amended IRA which results in a Series E Redemption MAE;

(G) a failure by the Company to forward to the holders of the Series E Preferred Shares, as required by Article 8(iii)(1)(a), (b), (c), (d) or (f), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(f) above,

(x) where the Series E Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series E Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y) “Series E Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Additional Series E Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Additional Series E Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$5,000,000 or its equivalent to the Company Group (taken as a whole).

(2)                 For the avoidance of doubt, any Preferred Shareholder shall have the right to elect in writing at any time prior to the Redemption Date to convert any or all of its Preferred Shares into Common Shares at the then-effective applicable Conversion Price (provided that any Preferred Shares so elected to be converted into Common Shares, and the resulting Common Shares, shall not be eligible to be, and shall not be, redeemed).

(3)                 Before any Preferred Shareholder shall be entitled to receive the aggregate Redemption Price under this Article 8(iii), such Preferred Shareholder shall deliver a duly executed instrument of transfer in favour of the Company and shall surrender such Preferred Shareholder’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable amount of the aggregate Redemption Price shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such shares and each such certificate shall be cancelled after all the shares represented by such certificate are redeemed. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable amount of the aggregate Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the Preferred Shareholders thereof, except the right to receive the applicable amount of the aggregate Redemption Price thereof (including all declared and unpaid dividend up to the applicable Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(4)                 To the extent permitted by applicable Law, upon and following receipt of any redemption request delivered in accordance with Article 8(iii)(1)(a), Article 8(iii)(1)(b), Article 8(iii)(1)(c), Article 8(iii)(1)(d), Article 8(iii)(1)(e) and Article 8(iii)(1)(f) above, the Company shall use best efforts to procure that the profits of each Subsidiary of the Company (including the PRC Entities) for the time being available for distribution shall be paid to the

Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make the redemption of Preferred Shares required to be made pursuant to this Article 8(iii) and such redemption request.

(5)                 Without limiting any rights of the Preferred Shareholders which are set forth in the Memorandum and these Articles, or are otherwise available under applicable Law, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall not be redeemed until the Company has paid in full the redemption payment required with respect to the redemption of such shares, and prior to such payment and redemption, such shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date.  Nothing in this Article 8(iii) shall be deemed to limit in any way the obligation of the Company to effect the redemption of any Preferred Shares, or to make any payment required, pursuant to this Article 8(iii).

(6)                 If the Company fails (for any reason other than the failure of any Series E Preferred Shareholder, any Series D Preferred Shareholder or any Series C Preferred Shareholder to take any action or do anything required of such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder in connection with the redemption of such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder’s shares) to redeem any Series E Preferred Shares, Series D Preferred Shares or Series C Preferred Shares on its due date for redemption, then such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder shall have the right to demand liquidation of the Company and each other member of the Company and all Directors of the Company shall do such things as are reasonably requested by such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder to commence and carry out such liquidation in a timely and efficient manner.

VARIATION OF RIGHTS OF SHARES

9.                                      [Intentionally Omitted].

10.                       Subject to the provisions of the Memorandum and these Articles (including but not limited to Article 6A), the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11.                       Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may (i) pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

12.                       No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.                       The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.                       In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.                       Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.                       A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

17.                               [Intentionally Omitted].

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

18.                               (a)                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)                        by Ordinary Resolution, increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                     by Ordinary Resolution, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                  by Ordinary Resolution, divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

(iv)                 by Ordinary Resolution, cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                 All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

19.                       The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

20.                       If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of the Members or the Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of the Members entitled to attend or receive notice of, attend or vote at any meeting of the Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETING

21.                       All general meetings other than annual general meetings shall be called extraordinary general meetings.

22.                       The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

23.                       The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than 10% of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

24.                       The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

25.                       If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition pursuant to Article 23 duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall be subject to other Articles hereof, including Article 28, and shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

26.                       A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

27.                       At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (i) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (ii) in the case of any other general meeting, by holders of not less than the appropriate proportion of all those Shares which are in issue at the time which would be required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”).  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided, that any general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Articles 23-26 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

28.        No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. At any general meeting of the Company, the persons (or if a company or other non-natural person by its duly authorized representative) entitled to the notice of and to attend and vote at such general meeting present in person or by proxy, representing more than 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, which voting shares shall include such number of Common Shares as represent at least 50% in voting power of the then issued and outstanding Common Shares, such number of Preferred Shares as represent at least 50% in voting power of the then issue and outstanding Preferred Shares.

29.        A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

30.        An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, signed by the Members holding a majority of the votes, or where a Special Resolution is required, by all the Members entitled to vote on such resolution at a meeting, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

31         If within thirty (30) minutes from the time appointed for the general meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company (calculated on an as converted basis) represented at the meeting shall be a quorum.

32.        The chairman of the Board shall preside as chairman at every general meeting of the Company, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

33.        The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

34.        At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 6A), such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

35.        Subject to the Statute and these Articles (including but not limited to Article 6A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

36.        In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

37.        A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

38.        No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

39.        No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

40.        Votes may be given either personally or by proxy.

PROXIES

41.        The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

42.        The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

43.        The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

44.        A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered

Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

45.        Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

46.        Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

47.        There shall be a Board consisting of not more than ten (10) persons, unless increased by a resolution adopted by the affirmative vote of a simple majority of the Directors, present in person or by proxy, including the affirmative vote of a majority of Investor Directors, subject to the Statute and these Articles (including but not limited to Article 6A).  The Board shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter, unless otherwise determined by the Board (with the consent of a majority of Investor Directors).

48.        The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  Subject to these Articles (including but not limited to Article 6A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

49.        Subject to these Articles (including but not limited to Article 6A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

50.        Subject to these Articles (including but not limited to Article 6A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

51.        A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

52.        Subject to these Articles (including but not limited to Article 6A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

53.        In addition to any further restrictions set forth in these Articles (including but not limited to Article 6A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

54.        A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 53 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

55.        Any Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings of the Board or of any committee in the absence of the Director who appointed him and to vote or consent in place of such Director.

POWERS AND DUTIES OF DIRECTORS

56.        The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles (including but not limited to Article 6A), or as may be prescribed by the Company in general meeting; provided, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and, provided further, that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Article 6A(iii)(6) without the prior approval therein required.

57.        The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

58.        All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

59.        The Directors shall cause minutes to be made in books provided for the purpose:

(a)                   of all appointments of officers made by the Directors;

(b)                   of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                    of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

60.        Subject to these Articles (including but not limited to Article 6A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

61.        Subject to these Articles (including but not limited to Article 6A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

62.        Subject to these Articles (including but not limited to Article 6A):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                                  Subject to the preceding clause (b), the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

63.        Subject to these Articles (including but not limited to Article 6A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting (except for consummation of a Qualified IPO and the actions taken to consummate a Qualified IPO) shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Article 6A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.

64.        A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least ten (10) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided, that notice is given pursuant to Articles 93 — 97; provided further, that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors. The Company shall also cause that the agenda of the business to be transacted at the Board meeting and all relevant documents and materials to be circulated at or presented to the Board meeting are sent to all the Directors at least ten (10) days before such Board meeting.

65.        Subject to Article 64, a Board meeting shall reach quorum only with the attendance of at least five (5) Directors, including a majority of Investor Directors, one of whom shall be the Series E Director and a Founder Director, provided that if such quorum is not present for a Board meeting within two (2) hours from the time for such Board meeting as appointed in the meeting notice of such Board meeting sent by the Company in accordance with Article 64, then such Board meeting shall be adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each Director at least ten (10) days before the adjourned Board meeting. The attendance of any three (3) Directors including any two (2) Investor Directors shall constitute a quorum at such adjourned Board meeting and questions arising at such adjourned Board meeting shall be decided by a majority of votes of the Directors present.  For the purposes of this Article a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

66.        Subject to Article 65, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Board meetings, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

67.        In the event of a tie-vote during the Board meeting, the chairman of the Board shall have the tie-breaker vote.   The chairman of the board shall be one of the Founder Directors.

68.        Subject to these Articles (including but not limited to Article 6A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Article 6A). A committee may meet and adjourn as it thinks proper.  Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

69.        The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided, that a meeting of a Board or committee thereof shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

70.        A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee as the case may be duly convened and held.

71.        A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 41 — 44 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

72.        The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 73, 74 or 75, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

73.        (a)     Unless otherwise indicated below, immediately after the Closing, the Company shall have a Board consisting of no more than ten (10) directors, of whom, (i) two (2) Directors are to be designated by Qiming as long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis(the “Series A Directors” and each a “Series A Director”); (ii) one (1) Director is to be designated by CDH as long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series B Director”);  (iii) one (1) Director is to be designated by GS  as long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series C Director”);  (iv) two (2) Directors are to be designated by Crawford so long as (i) no Crawford Default has occurred, and (ii) Crawford holds continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis (the “Series D Directors” and each a “Series D Director”); (v) one (1) Director is to be designated by Ctrip as long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series E Director”, and, together with the Series

A Directors, the Series B Director, the Series C Director and the Series D Directors, collectively, the “Investor Directors” and each a “Investor Director”); and (vi) three (3) Directors are to be designated by the Founder (the “Founder Directors” and each a “Founder Director”).  The chairman of the Board shall be one of the Founder Directors.

(b)     At each election of the Directors of the Board, each holder of Common Share Equivalents shall vote at any meeting of Members, such number of Common Share Equivalents (on an as-converted basis) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Common Share Equivalents (on an as-converted basis) (1) so long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series E Director the individual designated by Ctrip in accordance with Article 73(a), and (b) against any other person nominated to be the Series E Director not so designated by Ctrip in accordance with Article 73(a); (2) so long as no Crawford Default has occurred and Crawford continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis, (a) as may be necessary to elect as the Series D Directors the individuals designated by Crawford in accordance with Article 73(a), and (b) against any other person nominated to be any Series D Director not so designated by Crawford in accordance with Article 73(a); (3) so long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series C Director the individuals designated by GS, and (b) against any other person nominated to be the Series C Director not so designated by GS; (4) so long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series B Director the individuals designated by CDH, and (b) against any other Series B Director nominee not so designated by CDH; (5) so long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series A Directors the individuals designated by Qiming, as the case may be, and (b) against any other Series A Director nominee not so designated by Qiming; and (6) (a) as may be necessary to elect as the Founder Directors the individuals designated by the holders of a majority of the then outstanding Common Shares and (b) against any other Founder Director nominee not so designated.

(c)     Ctrip, Crawford, GS, CDH, Qiming, and the Founder, as such entity or individual is entitled to designate any individual to be elected as a Director of the Board pursuant to this Article 73 shall have the right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

(d) For the avoidance of doubt, to the extent any Investor Director is not appointed or otherwise not in the office, the consent of such Investor Director shall no longer be required for those matters which require the consent of such Investor Director hereunder.

(e) So long as it holds any Shares, each of GS, CDH, Qiming, Ignition, JAFCO, Crawford (so long as no Crawford Default has occurred) and Ctrip, shall have the right, from time to time, and at any time, to designate one (1) individual (the “Observer”) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephone or other) in a non-voting observer capacity.  An Observer is entitled to receive all notices of meetings of the Board and all committees thereof as well as copies of all minutes, consents and other materials, financial or otherwise, concurrently and in the same manner as such notices, minutes, consents and other materials are provided to the members of the Board and all committees thereof.  An Observer shall have full rights of audience and may speak at all meetings of the Board and all committees thereof, but shall not be entitled to vote or be counted towards the quorum at any such meetings.

74.        Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of Common Share Equivalents of the Company entitled to designate any individual to be elected as a Director of the Board pursuant to Article 73.

PRESUMPTION OF ASSENT

75.        A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

76.        The Company may, if the Directors so determine, have a Seal which shall, subject to this Article, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

77.        The Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

78.        Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

79.        Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

80.        No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

81.        Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

82.        The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

83.        Subject to these Articles (including but not limited to Article 6A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

84.        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

85.        No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

86.        Subject to these Articles (including but not limited to Article 6A), upon the recommendation of the Board, the Members may by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  Subject to these Articles (including but not limited to Article 6A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

87.       The Directors shall cause proper books of account to be kept with respect to:

(a)                         All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                         All sales and purchases of goods by the Company; and

(c)                          The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

88.        Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

89.        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

90.        Subject to these Articles (including but not limited to Article 6A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

91.        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

92.        Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

93.        Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day international courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members.

94.        (a)      Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.

(b)      Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

95.        A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

96.        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 94 and 95, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

97.       Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)      every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)      every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

98.        Subject to these Articles (including but not limited to Article 6A), if the Company shall be wound up, any liquidator must be approved by a Special Resolution.

99.        If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Article 6A(iii)(2); provided, that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY & INSURANCE

100.     (a)      To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)      To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)      Subject to these Articles (including but not limited to Article 6A), the Company shall use its best efforts to purchase and maintain Directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Board provided, that such insurance coverage is available at commercially reasonable rates as determined by the Board, in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a Director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Article 100.

FINANCIAL YEAR

101.     Subject to these Articles (including but not limited to Article 6A), unless a majority of the Board agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

102.     If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Series A Preferred Shares, of the then outstanding Series B Preferred Shares, of the then outstanding Series C Preferred Shares, of the then outstanding Series D Preferred Shares and of the then outstanding Series E Preferred Shares (each voting as a separate class on an as-converted basis), have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank.]